Exhibit 10.1

Employment Agreement

This Employment Agreement (hereinafter referred to as the “Agreement”) is made and entered by both Party A and Party B on November 30, 2023:

Employer: UEOPLE Technology Holding Limited (hereinafter referred to as “Party A”)

Legal representative: KE Shimeng

Employee: GAO Yukun (hereinafter referred to as “Party B”)

Resident ID No.: [*]

Mailing address: [*]

Tel.: [*]

Party A and Party B are hereinafter individually referred to as “Party” and collectively referred to as “the Parties”.

In accordance with the Labor Law of the People’s Republic of China, the Labor Contract Law of the People’s Republic of China, combined with the actual situation of Party A, the Parties have reached an agreement on the following matters on the basis of equal consultation and voluntarily signed the Agreement:

I. Term of Employment

The Parties determine the term of the Agreement: Effective from November 30, 2023 to November 30, 2026.

II. Post

1. Party A hires Party B as its (post) CEO, mainly responsible for assisting Party A in NASDAQ IPO and docking with third-party institutions (main work duties).

2. Party B shall actively explore management methods and formulate work plans in combination with the actual situation of the company to ensure the normal operation and development of Party A, and gradually enhance the company’s competitiveness in the market.

III. Labor Hours

Labor hours of Party B are legal working days in China, oriented at work completion, and therefore overtime pay is not calculated separately. If Party A has a special project, Party B shall obey Party A’s arrangement and make corresponding adjustments to the working hours and workplace.

IV. Labor Remuneration

1. The Parties shall implement the salary system agreed upon by both Parties and agree that Party B’s salary shall be RMB10,000 per month.

2. Party A shall pay the labor remuneration to Party B on a monthly basis in the form of currency, and Party B’s individual income tax shall be borne by itself, with Party A withholding the tax on behalf.

V. Rights and Obligations of the Parties

1. During the employment under the Agreement, Party B shall have the right to enjoy the labor protection, social insurance and welfare benefits stipulated by the state and Party A.

2. During the employment under this Agreement, Party B shall be entitled to the annual leave and other benefits normally received by employees of Party A in a similar position.

3. After Party B provides the relevant expense bills and records as requested by Party A, Party A shall reimburse Party B for all reasonable and necessary business-related expenses during the employment, including but not limited to normal travel expenses.

4. During the employment period, Party A may adjust Party B’s remuneration with the consent of both Parties and the approval of the executive director.

VI. Termination of Agreement

1. If Party B dies during the term of the Agreement, Party A shall terminate the Agreement immediately, but Party A shall pay Party B’s successors any unpaid labor remuneration and all amounts payable to Party B on the date of termination of the Agreement according to the number of service days before Party B’s death, including accrued and unpaid reimbursement expenses.

2. If Party B materially breach or negligently perform its duties on a regular basis under the terms of the Agreement, or if Party B committed dishonesty, fraud, misrepresentation, gross negligence or willful misconduct that impedes the effective conduct of Party A’s work and causes harm to Party A and Party A’s business, Party A has the right to terminate the Agreement, provided that it notifies Party B in writing. The rights and obligations of Party A and Party B under the Agreement shall be terminated from the date of delivery of the written notice. If the Agreement is terminated in accordance with this clause, Party B shall be entitled to any unpaid labor remuneration and corresponding expenses as set forth hereto up to the date of termination.

3. The Parties may terminate the Agreement and sign the termination agreement by mutual agreement. The rights and obligations of Party A and Party B under the Agreement shall be terminated from the date of signing the termination agreement. If the Agreement is terminated in accordance with this clause, Party B shall be entitled to any unpaid labor remuneration and corresponding expenses as set forth hereto up to the date of termination.

VII. Confidentiality, Non-competition, and Cooperation

1. “Confidential Information” in the Agreement refers to information that is valuable to Party A’s business development, and the disclosure of such information may cause competitive pressure or other adverse effects on Party A. Confidential information includes, but is not limited to, financial information, financial reports and financial projections; inventions, improvements and other intellectual property rights, trade secrets, know-how; design, process or formulation; software; marketing messages or marketing plans; customer lists; business plans, business expectations and opportunities (potential acquisition or disposition of businesses or facilities) as reviewed by Party A’s management. Confidential information also includes information formed by Party B during the course of its employment and other information that Party B may have access to as a result of its employment. Confidential information of other companies with which Party A has a business relationship is also included. Notwithstanding the foregoing, information that has been made public or disclosed by Party A is not included.

2. Party B acknowledges and agrees that the Agreement enables Party B and Party A to enter into a relationship of trust with respect to all confidential information. During Party B’s employment and at any time after the termination of the Agreement, Party B shall still keep such information confidential and shall not use or disclose confidential information without the written consent of Party A.

3. All documents, records, instruments, equipment and other physical property provided by Party A for Party B or generated by Party B in connection with its employment, whether it involves confidential information, shall be deemed to be the sole property of Party A. If requested, Party B shall return all such materials and property to Party A. Party B shall immediately return all materials and property upon termination of the Agreement and shall not retain any such materials or property or copies thereof.

4. Party B represents and warrants that it does not have any other service contracts or employment or business relationships that have a conflict of interest with respect to the services provided under the Agreement, and that Party B shall ensure that no such conflict will occur during the term of employment and that the performance of Party B’s duties and obligations under the Agreement will not violate the agreement between Party B and other persons, offices, partnerships, firms, or organizations.

VIII. Miscellaneous

1. The Agreement shall be governed by the laws of the People’s Republic of China; any dispute arising out of or in relation to the Agreement shall be settled by the Parties through friendly negotiation; if failing which, it shall be resolved in accordance with the provisions of the applicable laws and regulations of the People’s Republic of China.

2. The Agreement shall come into force from the date of being signed and sealed by the Parties.

3. The Agreement shall be executed in two counterparts, one for each Party, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

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Party A (seal):

Signature of legal representative: KE Shimeng (Signed)

Signature of Party B: GAO Yukun (Signed)

UEOPLE Technology Holding Limited (Sealed)